File No. [            ]


                        UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                           Form 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934



                          DECS Trust


    (Exact Name of Registrant as Specified in its Charter)

Delaware                                          Not Applicable
-------------------------------------------------------------------
(State of Incorporation or Organization)        (I.R.S. Employer
                                                Identification No.)
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware                                    19715
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(Address of principal executive offices)          (Zip Code)


    Securities to be registered pursuant to Section 12(b) of the
Act:

   Title of Each Class              Name of Each Exchange on Which
   to be so Registered              Each Class is to be Registered
   -------------------              ------------------------------
   DECS representing shares         New York Stock Exchange, Inc.
   of beneficial interest
   of DECS Trust



If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X}

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration file number to which this form relates: Securities Act File No. 33-99752
                    Investment Company Act File No. 811-09138

Securities to be registered pursuant to Section 12(g) of the Act: None


                       (Title of Class)

DECS Trust, p. 2


        INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered

           The description of the securities to be registered that appears on pages 19 to 21 (under the caption "Description of The DECS"), and pages 23 to 25 (under the caption "Certain United States Federal Income Tax Considerations") of the Prospectus Subject to Completion, dated September 10, 1997 (Registration No. 33-99752) under the Securities Act of 1933, as amended and (Registration No. 811-09138) under the Investment Company Act of 1940, as amended, is hereby incorporated by reference in answer to this Item and such pages are appended hereto as Annex A. Because such description will be included in the form of prospectus to be filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, such prospectus shall also be deemed to be incorporated by reference herein.

Item 2.    Exhibits

           The securities described herein are to be registered on the New York Stock Exchange, Inc. (the "Exchange"), on which no other securities of the registrant are registered. Accordingly, the following exhibits required in accordance with
Part II to the instructions as to Exhibits to Form 8-A have been or will be filed with the Exchange.

           1. Registration Statement on Form N-2, as amended, (No. 33-99752 and No. 811-09138), as filed with the
                Securities and Exchange Commission on September
                23, 1997 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

           2.   Not applicable.

           3.   Not applicable.

           4. The following exhibits are hereby incorporated by reference from the Registration Statement on Form N-2 (File Nos. 33-99752 and 811-09138) of DECS Trust.

           4.1 Declaration of Trust of DECS Trust, dated as of November 21, 1995.

           4.2 Amended and Restated Declaration of Trust of DECS Trust, dated as of September 22, 1997 among Salomon Brothers Inc, as Sponsor, Donald J. Puglisi, William R. Latham, III and James B. O'Neill, as Trustees, Michael E. Sherman, as initial sponsor, Peter B. Blanton, as initial trustee and the Holders of the DECS.

           5. The following exhibit is hereby incorporated by reference from the Registration Statement on Form
                N-2 (File Nos. 33-99752 and 811-09138) of DECS
                Trust.

DECS Trust, p. 3


           5.1 Form of specimen certificate of DECS (included in Exhibit 4.2 above).

           6.   Not applicable.



                       SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                               DECS Trust




Dated:  September 22, 1997     By: /s/ Donald J. Puglisi
                                  ---------------------------
                                    Donald J. Puglisi
                                    Managing Trustee